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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☒
CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Midstates Petroleum Company, Inc.*
(Exact name of registrant as specified in its charter)

Delaware	1311	45-3691816
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

4400 Post Oak Parkway, Suite 1900
Houston, Texas 77027
(713) 595-9400
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

10.75% Senior Notes due 2020
(Title of the indenture securities)

*TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter(1)	State of Other Jurisdiction of Incorporation or Organization	I.R.S. Employee Identification No.
Midstates Petroleum Company LLC.	Delaware	26-3162434

(1)
The address for Midstates Petroleum Company LLC is 4400 Post Oak Parkway, Suite 1900, Houston, Texas 77027 and the telephone number for Midstates Petroleum Company LLC is (713) 595-9400. The Primary Industrial Classification Code for Midstates Petroleum Company LLC is 1311.

Item 1.    General Information.    Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervising authority to which it is subject.

      Comptroller of the Currency
      Treasury Department
      Washington, D.C.

      Federal Deposit Insurance Corporation
      Washington, D.C.

      Federal Reserve Bank of San Francisco
      San Francisco, California 94120

  (b)
  Whether it is authorized to exercise corporate trust powers.

      The trustee is authorized to exercise corporate trust powers.

Item 2.    Affiliations with Obligor.    If the obligor is an affiliate of the trustee, describe each such affiliation.

        None with respect to the trustee.

        No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.    Foreign Trustee.    Not applicable.

Item 16.    List of Exhibits.    List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3.	See Exhibit 2
Exhibit 4.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***
Incorporated by reference to the exhibit of the same number to the trustee's Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

 SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 30th of August, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION
Patrick T. Giordano Vice President

 EXHIBIT 6

August 30, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
WELLS FARGO BANK, NATIONAL ASSOCIATION
Patrick T. Giordano Vice President

 Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,427
Interest-bearing balances		119,728
Securities:
Held-to-maturity securities		0
Available-for-sale securities		217,652
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		85
Securities purchased under agreements to resell		24,809
Loans and lease financing receivables:
Loans and leases held for sale		23,419
Loans and leases, net of unearned income	754,323
LESS: Allowance for loan and lease losses	13,809
Loans and leases, net of unearned income and allowance		740,514
Trading Assets		32,173
Premises and fixed assets (including capitalized leases)		7,595
Other real estate owned		3,068
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		9
Intangible assets
Goodwill		21,549
Other intangible assets		21,842
Other assets		54,073

Total assets		$1,284,538

LIABILITIES
Deposits:
In domestic offices		$924,162
Noninterest-bearing	247,984
Interest-bearing	676,178
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,482
Noninterest-bearing	614
Interest-bearing	86,868
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		13,062
Securities sold under agreements to repurchase		14,800
Trading liabilities		17,166
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		35,971
Subordinated notes and debentures		19,943
Other liabilities		33,096

Total liabilities		$1,145,682

Dollar Amounts In Millions
EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,952
Retained earnings	31,046
Accumulated other comprehensive income	3,291
Other equity capital components	0

Total bank equity capital	137,808
Noncontrolling (minority) interests in consolidated subsidiaries	1,048

Total equity capital	138,856

Total liabilities, and equity capital	$1,284,538

        I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan
EVP & CFO

        We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin                              Directors
John Stumpf
Avid Modjtabai

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  Exhibit 25.1
TABLE OF ADDITIONAL REGISTRANTS
  Item 1. General Information . Furnish the following information as to the trustee
  Item 2. Affiliations with Obligor . If the obligor is an affiliate of the trustee, describe each such affiliation.
  Item 15. Foreign Trustee . Not applicable.
  Item 16. List of Exhibits . List below all exhibits filed as a part of this Statement of Eligibility.
SIGNATURE
EXHIBIT 6
Exhibit 7 Consolidated Report of Condition of Wells Fargo Bank National Association of 101 North Phillips Avenue, Sioux Falls, SD 57104 And Foreign and Domestic Subsidiaries, at the close of business June 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.